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                                                                      EXHIBIT 23



CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Broughton Foods Company and Subsidiaries on Form S-1 (File No. 31-4135-025) of our reports dated March 19, 1999, on our audits of the consolidated financial statements and financial statement schedule of Broughton Foods Company and Subsidiaries as of December 31, 1997 and 1998 and for the years ended December 31, 1996, 1997 and 1998, which reports are included in this Annual Report on Form 10-K.



                                                      PricewaterhouseCoopers LLP


Columbus, Ohio
March 29, 1999